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                                                                  EXHIBIT 10.21

[CSI LOGO]

DATA PROCESSING AGREEMENT

         This is a Data Processing Agreement made and entered into as of this 10th day of March, 2001, by and between COMPUTER SERVICES, INC., a Kentucky corporation, which has its principal place of business at 3901 Technology Drive, Paducah, Kentucky 42001-5201 ("CSI"), and SOUTHERN COMMUNITY BANK, which has its principal place of business at 250 North Orange Avenue, Orlando, Florida 32801 (the "Customer").

                                    RECITALS

A. CSI is engaged in the business of providing data processing services to, and operating data processing systems for, depository financial institutions.

B. The Customer is a depository financial institution which desires that CSI provide data processing services to it and operate a data processing system for it.

In consideration of the mutual promises exchanged, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

1.1 "Agreement," unless the context otherwise requires, means this Data Processing Agreement and all Supplemental Agreements relating to data processing entered into between CSI and the Customer from time to time.

1.2 "CRC" means CSI's Customer Resource Center described in section 2.6 of this Agreement.

1.3 "CRT" means a cathode ray tube display computer terminal connected through a telecommunications network with CSI's data processing system.

1.4 "Customer," unless the context otherwise requires, means the party other than CSI executing this Agreement and also includes the Customer's officers, employees, agents, representatives, or other persons or companies who are in any manner employed by or affiliated with the Customer.

1.5 "Customer Service Representative" means a full-time employee of CSI to whom CSI assigns the responsibilities described in section 2.7 of this Agreement.

1.6 "DP Coordinator" means one or more full-time employee(s) of the Customer to whom the Customer assigns the responsibilities described in section
2.7 of this Agreement.

1.7 "Supplemental Agreements" means any and all of a series of Supplemental Data Processing Agreements so denominated entered into between the parties, from time to time, which govern particular aspects of the relationship between CSI and the Customer in regard to data processing and related services.

1.8 "Transaction Data" means that data which is necessary and incidental to the services which CSI agrees to provide as more particularly set forth in specific Supplemental Agreements.

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1.9      "Validate," "validated," "validating" and "validation" shall mean the process by which the Customer confirms the validity of, to test and prove, and to indicate the Customer's satisfaction with: (i) the sufficiency of selected data processing option parameters and modifications thereof; and (ii) each day's processing including without limitation all calculations.

                                   ARTICLE II
                            DATA PROCESSING SERVICES

2.1 SERVICES. CSI agrees to provide the data processing services to the Customer which are specifically described in, and subject to, the terms and conditions of the Supplemental Agreements.

2.2 EQUIPMENT. CSI will acquire and utilize the computer hardware, software, systems and procedures, including appropriate backup protection, necessary to provide to the Customer the data processing services.

2.3 SYSTEM CONVERSION. The Customer will fully cooperate with CSI in converting the Customer's data processing applications as described in the Supplemental Agreements. The Customer agrees to use its best efforts to enable CSI to complete conversion of all applications as soon as is reasonably practicable.

2.4 TRAINING. CSI will provide to the Customer CSI's standard training program for the purpose of training the Customer's personnel in the proper use of CSI's procedures, systems and reports. The Customer will provide competent personnel for the training and will cooperate with CSI in scheduling the training in conjunction with the Customer's conversion to CSI's data processing system. If requested by the Customer, any training in addition to that provided by CSI's standard training program will be provided at CSI's standard rates for additional training then in effect.

2.5 CUSTOMER SELECTED OPTIONS. CSI will make available to the Customer a selection of option parameters relating to bank control records. The Customer acknowledges that some of these options can be modified through a CRT from the Customer's location by the Customer and other options can only be modified by CSI in the CRC. The Customer is responsible for making the selection among the available option parameters or modifications thereof. The Customer is responsible for designating the Customer's personnel authorized to select the options or make modifications thereof. When option modifications are made, the Customer is responsible for validating, on the earlier of the first processing day or first processing cycle in which the selected modification is able to be validated, that the options or modifications thereof perform as desired.

2.6 CUSTOMER RESOURCE CENTER. CSI will provide a Customer Resource Center staffed by CSI's personnel to provide service assistance to the Customer seven
(7) days a week, twenty-four (24) hours a day. As of the date of this Agreement, the CRC is manned from 7:00 a.m. to 5:00 p.m. Central Time, Monday through Friday, and from 8:00 a.m. until 11:30 a.m. Central Time on Saturday. After regular scheduled hours CSI will have a representative on-call to provide assistance as needed. CSI reserves the right to change the CRC schedule from time to time, but will give prompt notice to the Customer of any change. The CRC can be accessed by the Customer via the use of CSI's electronic mail system through CRTs or by telephone. Electronic mail service is available as of the date of this Agreement until 5:00 p.m. Central Time, Monday through Friday, and the regular operating hours on Saturday.

2.7 ACCOUNT PLANNING RELATIONSHIP. CSI will designate a Customer Service Representative who will be responsible for coordinating planning of the service usage by the Customer; coordinating training of the Customer's personnel; periodic review of contacts with the CRC; and the overall responsibility for satisfaction and efficiency of use of CSI's services by the Customer. The Customer will designate a DP Coordinator who shall have the same responsibilities as outlined above for CSI's Customer Service Representative on behalf of the Customer. The DP Coordinator shall also be responsible for ensuring the timely validation of results of processing and coordinating the Customer's activities which involve contact with the CRC.

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                                   ARTICLE III
                                      TERM

3.1 ORIGINAL TERM. This Agreement shall be effective as of the date first above written, but any reference in this Agreement to the term during which actual data processing services (in contradistinction to services in connection with system(s) conversion) are to be provided hereunder shall mean a term of five (5) years commencing (i) for a new Customer, on the first day of the calendar month immediately following the month in which the Customer's demand deposit system is actually converted to CSI's data processing system; or (ii) if the Customer's demand deposit system has already been converted to CSI's data processing system, on the date first above written.

3.2 RENEWAL TERM. The term of this Agreement shall be automatically renewed, without notice, for a new period of the same length in time as the original period specified in section 3.1 following the expiration of each preceding term, and shall continue to be renewed automatically until this Agreement is terminated as provided in this paragraph. By written notice to the other party at its address as stated above, given at least one hundred eighty
(180) days prior to the last day of the then existing term, either party may terminate this Agreement at the expiration of the original term or any renewal term, as the case may be. If proper written notice of termination is given, this Agreement shall then terminate on the last day of the then existing term.

3.3 EXTENDED TERM. If the Customer gives the notice contemplated in section 3.2, but nonetheless requests that CSI continue to provide data processing services, CSI may, at its option, upon the expiration of the term continue to provide such services on a month-to-month basis. The month-to-month agreement for continuing services may be terminated by either party upon thirty (30) day's advance written notice. During the month-to-month agreement period, the data processing services will be provided subject to the terms and provisions of this Agreement, including the Supplemental Agreements, except for charges for services, which may be changed by CSI from time to time and which shall be at CSI's then current charge for month-to-month services.

                                   ARTICLE IV
                              CHARGES FOR SERVICES

4.1 SERVICE CHARGE. The Customer agrees to pay to CSI the charges as specified in the Supplemental Agreement(s) attached hereto, less a five percent (5%) discount on processing services (does not include non-processing services or products such as phone line charges, supplies, equipment, software for operation on customer's equipment, consulting services separately agreed to, etc.). The charges for the data processing services shall remain in effect for the first year of this Agreement. Thereafter, CSI shall have the right to increase charges once each year. CSI agrees that such increase(s) will not exceed the increases in the Consumer Price Index (CPI). As used herein, the term Consumer Price Index means the Consumer Price Index published by the United States Department of Labor, Bureau of Labor Statistics, urban consumers, all cities average, 1982 - 1984 = 100. These adjustments may be cumulative. In any event, prices will not be raised greater than the CSI then current standard prices applicable to all CSI customers. CSI has the right to implement any such increase upon thirty (30) day's advance written notice to the Customer.

4.2 OTHER CHARGES. There shall be added, at the option of CSI, to the charges under this Agreement amounts equal to any taxes, however designated, levied, or based, on such charges, or on this Agreement, including state and local sales, privilege or excise taxes based on gross revenue, and any taxes or amount in lieu thereof paid or payable by CSI in respect of the foregoing, exclusive, however, of taxes based on CSI's net income. Additionally, any services performed by CSI for the Customer which are not specifically established by this Agreement, including any Supplemental Agreements, shall be billed to the Customer at CSI's standard time and materials rates as may be in effect at the time the services are performed.

4.3 LATE CHARGES. The Customer shall pay all charges to CSI within ten (10) days from the date of CSI's invoice. Any charges not paid within ten (10) days of the invoice will bear interest at the rate of one and one-half percent
(1 1/2%) per month (or fraction thereof).

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                                    ARTICLE V
                            CUSTOMER'S INPUT-DELIVERY

5.1 TRANSACTION DATA-QUALITY. The Customer agrees to timely prepare and transmit or deliver Transaction Data to CSI in accordance with the terms and provisions of this Agreement. The Transaction Data will be in accordance with the uniform format and procedures specified from time to time by CSI. The Customer understands, acknowledges and agrees that the quality of processing services received is affected by the quality of the Transaction Data, and therefore, further understands, acknowledges and agrees that the responsibility for the quality of the Transaction Data submitted by the Customer to CSI or received by CSI from a third party, including but not limited to Federal Reserve or automated clearinghouse transactions, rests with the Customer. The Customer will maintain edit, verification and procedural check points sufficient to determine the accuracy of all Transaction Data transmitted or delivered.

5.2 DATA BACKUP. The Customer will be solely responsible for providing and maintaining adequate source Transaction Data backup and/or retention to allow subsequent reconstruction of Transaction Data. The backup will be retained by the Customer until the Customer is satisfied the source Transaction Data would no longer be useful in the reconstruction of Transaction Data.

5.3 DELIVERY. The Customer is responsible for the cost to deliver Transaction Data (by common carrier, courier service, electronic transmission, or otherwise) from the Customer's office to CSI and to deliver the data and results from CSI to the Customer's office or other location designated by the Customer. Unless expressly governed by a Supplemental Agreement, all risk of loss or damage to the Transaction Data of the Customer or data and results from CSI during delivery shall be at the exclusive risk of the Customer; provided, however, that any courier service delivery initiated by CSI's personnel shall be at the risk of CSI unless expressly governed by a Supplemental Agreement.

                                   ARTICLE VI
                        CONFIDENTIALITY-SYSTEM OWNERSHIP

6.1 PROTECTION OF MATERIALS OF CSI-OWNERSHIP. The Customer understands, acknowledges and agrees that the computer programs, system and design specifications, documentation, forms and other system materials used by CSI to provide the services are trade secrets of CSI and any disclosure thereof to third parties will result in substantial monetary loss and irreparable damage to CSI. The Customer agrees not to disclose such trade secrets to any third party, nor to make any use of them not contemplated by this Agreement, and to treat the same confidentially and to safeguard them. All user manuals, computer tapes, disks, programs, specifications and enhancements developed in connection with the services are and shall remain at all times during and after the term of this Agreement the exclusive property of CSI.

6.2 PROTECTION OF CUSTOMER DATA. CSI agrees not to disclose Transaction Data to any third party, nor to make any use of them not contemplated by this Agreement, and to treat the same confidentially and to safeguard them. (All Transaction Data utilized in connection with the services are and shall remain at all times during and after the term of this Agreement the exclusive property of Customer.)

                                   ARTICLE VII
                            SOLICITATION OF EMPLOYEES

The parties agree that neither party, nor any affiliated person or entity of either party, shall, without the written consent of the other party, solicit for employment, or employ, any person who was an employee of the other party during the term of this Agreement. This restriction shall apply during the term, and for a period of one hundred eighty (180) days after the termination, of this Agreement.

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                                  ARTICLE VIII
                              AUDITS AND DISCLOSURE

8.1 REGULATION AND EXAMINATION BY GOVERNMENT. If the services performed pursuant to this Agreement by CSI are subject to the regulations and examinations of any governmental agencies having supervisory jurisdiction over the Customer, CSI acknowledges and agrees to be so subject to the same extent as if such services and functions were being performed solely by the Customer on its own premises.

8.2 THIRD PARTY AUDITOR'S REVIEW. CSI will cause to be performed on an annual basis a "Third Parry Auditor's Review" by a firm of independent certified public accountants. This Third Party Auditor's Review and the report thereon shall include as a minimum the following items: a description of backup and record protection procedures; a summary of processing priorities; and a summary of insurance coverage including errors and omissions. A copy of the auditor's report shall be furnished to the Customer and/or any auditor designated by the Customer. After examination of the report, if the Customer or its auditors have need of additional information or desire to perform any additional auditing procedure, CSI will permit, within a reasonable time, reasonable access to CSI's data upon written authorization by the Customer to release this information to a specified auditor. CSI will charge, and the Customer agrees to pay, for the costs of any services provided or materials used by CSI in supplying the audit assistance.

8.3 NOTIFICATION OF CHANGES. CSI will notify the Customer of any material changes in any program or application that would affect procedures, reports and the like.

8.4 ANNUAL REPORT. CSI will furnish annually to the Customer a copy of CSI's annual report which includes audited financial statements and an opinion of the certified public accountants who performed the audit as to the fairness of presentation of the financial statements.

                                   ARTICLE IX
                    STANDARD OF CARE-LIMITATION OF LIABILITY

9.1 DUE CARE. CSI agrees that it will use due care in providing the data processing services to the Customer. CSI will have no obligation to determine or be responsible for the accuracy or validity of any item, data, or information furnished by or for the Customer, all of which are the Customer's obligation.

9.2 CUSTOMER'S VALIDATION. The Customer is responsible for reviewing and validating each day's processing and advising CSI as soon as possible of any abnormal data contained on any report. The Customer will validate, at least monthly, all calculations including without limitation earnings on loans, interest calculations on interest bearing accounts, service charges, payroll taxes and the like. CSI will in no event be liable in any manner to the Customer for any loss or damage sustained by the Customer by reason of the Customer's failure to review and validate in accordance with this paragraph.

9.3 LIMITATION OF LIABILITY. CSI's liability to the Customer is limited to the cost of correcting any errors which are due solely to CSI's lack of due care. IN NO EVENT WILL CSI BE OBLIGATED TO CORRECT, AND THE CUSTOMER WILL HOLD CSI HARMLESS, FOR ALL ERRORS AND ALL OMISSIONS AND THE COST OF CORRECTION THEREOF IF THE CUSTOMER DOES NOT GIVE WRITTEN NOTICE TO CSI OF AN ALLEGED ERROR OR OMISSION WITHIN SEVEN (7) DAYS FOLLOWING THE FIRST OPPORTUNITY TO DISCOVER THE OCCURRENCE OF SUCH ALLEGED ERROR OR OMISSION. The parties, knowingly and voluntarily allocating the risks between them, expressly agree and understand that CSI will not be responsible in any manner or liable for the following:

(a) Any errors, omissions or delays in processing or in the transmission or delivery of processed data caused by strike, lockout, war, riot, insurrection, acts of God, governmental acts or regulations, or other causes beyond its reasonable control;

(b) Any errors, omissions or delays that might be caused by erroneous, untimely or incomplete deliveries or transmissions of Transaction Data which are the fault, in whole or in part, of the Customer or any agent or third party acting on behalf of the Customer;

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(c)      Any errors, omissions or delays which are the result in whole or in part, of any acts or omissions of the Customer, or the unauthorized use of a terminal at the Customer's place of business;

(d) Any errors, omissions or delays which are caused, in whole or in part, by the Customer's failure to verify or to monitor the accuracy of reports and statistics through the maintenance of accepted accounting controls and procedural check points; and

(e) Any and all loss or damage incurred by the Customer, including but not limited to all consequential and incidental damages.

Any corrections which CSI is required to make shall include complete reruns and/or restoration of programs and/or data files; provided that if CSI is unable, for any reason, to complete the reruns and/or restoration, then the Customer may elect to receive the equivalent value based upon the cost of the original services that were in error as described by the appropriate Supplemental Agreements. The parties agree that the remedies specified in this Article are the exclusive remedies of the Customer and CSI shall in no event be liable for any other remedy.

9.4 LIABILITY TO THIRD PARTIES. The Customer will indemnify and hold CSI harmless from and against any and all claims, actions, and demands, and from all liability, damages and losses relating thereto, brought by any third party against CSI which arise, either directly or indirectly, out of this Agreement or CSI's performance hereunder. In addition, the Customer agrees to pay to CSI any attorneys' fees and other costs and expenses incurred by CSI in regard to the same.

9.5 DISCLAIMER OF WARRANTIES. CSI warrants that it has the right to perform the data processing services described in the Supplemental Agreements. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES WITH RESPECT TO THE SERVICES, WHETHER EXPRESSED OR IMPLIED. THE CUSTOMER ACKNOWLEDGES AND AGREES THAT CSI EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER WARRANTIES OF ANY KIND WHATSOEVER.

9.6 SERVICE QUALITY: In addition to procedures outlined in this Article IX, the parties agree that, in a service contract such as this, from time to time difficulties may arise that necessitate pre-agreement as to the method of their resolution and the parties have agreed to an action plan as follows:

(a) If service performance is not at a level that would be generally accepted as standard in the industry or among CSI's customers, whichever is the greater level of service, a management representative of Customer will outline the issues of concern in writing and provide notice to CSI of the areas of concern.

(b) If input quality or user interaction with the computer are not of a standard that would be generally accepted in banks in dealing with their data processing departments, then CSI also agrees to outline these items of concern in writing and provide to Customer.

(c)      The parties respectively agree that upon any notification outlined in
(a) or (b) above to diligently review all aspects of the issues present and develop a plan of action for correction of the problem. When either party feels it is appropriate both parties will agree to a face-to-face meeting to insure their understanding of the problems and provide an opportunity for participation in the development of the action plan.

(d) An agreement can be made in step (c) above for a reasonable time for correction of the deficiencies identified.

(e) If after the reasonably agreed time, corrections have not been made then the parties agree that economic settlements can be made, however, the economic settlements must be limited by the cost of the services for the period of difficulty.

(f) Either party may invoke the arbitration provisions of section 10.5 of this Agreement as to any correction not made within the reasonably agreed time specified pursuant to (d), above, or if either party fails to participate in the process outlined in this section 9.6.

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                                    ARTICLE X
                                   TERMINATION

10.1 NOTICE OF DEFAULT. In the event of any default or breach by a party of any term, obligation, covenant, representation or warranty contained in this Agreement, the other party shall give written notice thereof to the breaching or defaulting party, and the breaching or defaulting party shall have a period of thirty (30) days within which to cure or correct such breach or default, except in the case of a breach or default in the payment of money, in which case such period shall be ten (10) days. The defaulting party shall-utilize its best efforts to cure the default as soon as reasonably possible. If the default (excepting default in the payment of money) cannot be cured within thirty (30) days from date of receipt of the notice thereof, the defaulting party shall have additional reasonable time to cure such default. This additional time shall not exceed ninety (90) days without the written consent of the nondefaulting party, which consent shall not be unreasonably withheld. The nondefaulting party shall have the right to terminate this Agreement if the defaulting party fails to cure the default within the time periods as provided herein. In the event of termination due to the Customer's default, all payments due CSI, including but not limited to the liquidated damages as defined in section 10.4, shall be due and payable to CSI at the time of termination.

10.2 TERMINATION UPON INSOLVENCY. If the Customer is declared insolvent by any state or federal regulatory agency, this Agreement shall automatically terminate upon the declaration of insolvency and CSI shall become immediately entitled to all payments due it, including but not limited to the liquidated damages as defined in section 10.4. Notwithstanding the foregoing, if the Customer is declared insolvent but is not liquidated, CSI will, only as an accommodation, make its services available for thirty (30) days following the date of insolvency and the use of its services thereafter by any new owner or successor in interest shall be deemed acceptance and assumption of this Agreement on the full terms and conditions contained herein.

10.3 UNAUTHORIZED TERMINATION BY THE CUSTOMER. If the Customer terminates this Agreement prior to the commencement date of the original term, or prior to the expiration date of the applicable term, or at an expiration date without one hundred eighty (180) days' advance written notice, and the termination is for any reason other than a default by CSI which CSI has not cured within the time permitted by section 10.1, all payments due CSI, including but not limited to the liquidated damages as defined in section 10.4, shall be due and payable to CSI at the time of termination.

10.4 LIQUIDATED DAMAGES. In the event of CSI's termination of this Agreement for reason of the Customer's default, or in the event of an unauthorized termination by the Customer, the Customer shall pay to CSI as liquidated damages a sum equal to sixty percent (60%) of the following amount: the product of one
(1) month's average billing based upon the last three (3) full months' billing immediately preceding the effective date of termination multiplied by the number of months and fractions thereof remaining from and after the effective date of termination to the expiration date of the then applicable term of this Agreement. If the effective date of termination occurs prior to the receipt by CSI of three (3) full months' billing following full and final conversion of all systems described in the Supplemental Agreements, the one (1) month's average billing shall be the reasonably anticipated one (1) month's average billing based upon the greater of either (i) the Customer's account and transaction volumes as set forth in CSI's final proposal to the Customer, or (ii) the Customer's account and transaction volumes as of the effective date of this Agreement. If the Customer terminates this Agreement prior to the commencement date of the original term, the full term specified in section 3.1 of this Agreement shall apply. If the Customer terminates this Agreement at the expiration date of the then applicable term without the one hundred eighty (180) days' advance written notice, the next full term specified in section 3.1 of this Agreement shall apply. The Customer agrees and stipulates that (i) the damages or losses which would be sustained by CSI by reason of the termination are uncertain and difficult to ascertain, and that the amount determined hereunder represents a reasonable method of estimating such damages or loss,
(ii) the amount determined hereunder is a reasonable estimate of the damages or losses which would be sustained by CSI by reason of the termination, (iii) the amount determined hereunder is reasonably proportionate to the damages or losses that would be sustained by CSI, and (iv) the amount determined hereunder is in the nature of liquidated damages and is not nor at any time should it be deemed or construed a penalty.

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10.5     ARBITRATION:

(a) Both parties agree, upon the request of either party, to submit to binding arbitration any dispute arising under this Agreement or any other agreement referenced in section 10.1, above. Within fifteen (15) business days following the receipt of the request, the receiving party will select, and notify the other party of the selection of, a representative of a present customer of CSI other than Customer to act as arbitrator. If the requesting party does not agree to arbitration by the other customer representative so selected, within fifteen (15) business days of receipt of notice of such selection, the requesting party shall also select, and notify the other party of the selection of, a representative of still another customer of CSI to act as arbitrator. The agreed upon customer representative or a customer representative selected by the other two, if the parties do not agree, shall act as the sole arbitrator of the dispute.

(b) Both parties will then submit to the arbitrator within fifteen (15) days after the selection of the arbitrator a complete written statement of its view of the dispute and its recommended solution. Not later than fifteen (15) days following the receipt of both written submissions (or the expiration of the fifteen (15) day period if no submission is made) the arbitrator will render a decision to resolve the dispute and the arbitrator's decision shall be binding upon both parties. The arbitrator shall be limited to the terms of this Agreement and general practices within the banking industry in rendering its decision, and shall give fair consideration to the recommended solutions of the parties, but shall not be limited to such recommended solutions in rendering its decision. Each party shall pay one-half of the expenses of the arbitrator incurred in connection with the arbitration.

(c) Failure of a party to perform an act required by the arbitrator's decision to be performed by such party shall constitute, for purposes of this
Article X, a default or breach subject to the procedures of section 10.1. An uncured default or breach shall give rise to the right to terminate this Agreement by the nondefaulting party upon expiration of the applicable grace periods specified in section 10.1 and with the same effect.

10.6 FILES AND OTHER MATERIALS. CSI will have the absolute right to retain in its exclusive possession the Customer's test data and data files until such time as the Customer has paid and satisfied all payments due CSI, including but not limited to payment of liquidated damages as defined in section 10.4, as prescribed in this Agreement, including the Supplemental Agreements. Upon full payment to CSI, CSI shall provide to the Customer its data files in CSI's standard machine readable format at the time and material rates in effect at the time such services are performed. At time of termination, the Customer shall return to CSI all of CSI's operational manuals and materials. Ail specifications and programs utilized or developed by CSI in connection with this Agreement, excepting those furnished by the Customer, are and shall remain the sole property of CSI.

                                   ARTICLE XI
                               GENERAL PROVISIONS

11.1 GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, both as to interpretation and performance. Any legal action brought to enforce any provision of this Agreement shall be brought before a state court of competent jurisdiction located in the State of Florida, and the parties agree to submit themselves to the jurisdiction of such court.

11.2 SEVERABILITY PROVISION. If any provision of this Agreement is determined to be invalid, the offending provision shall be deemed severed from this Agreement and the determination shall not affect the validity of any other clause or provision of this Agreement, which shall remain in full force and effect, or constitute any cause of action in favor of either party against the other.

11.3 SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns, but no assignment shall relieve the parties of their respective obligations hereunder.

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11.4     ENTIRE AGREEMENT; MODIFICATIONS. This Agreement, including the
Supplemental Agreements, contains all the terms and conditions agreed upon by the parties, and supersedes all prior and contemporaneous negotiations, representations, understandings and other agreements, oral or other wise, that may have been entered into by the parties. All other statements, conditions, covenants, representations, and warranties are merged herein. Any modifications of this Agreement shall be in writing and duly executed by the parties.

11.5 NO IMPLIED WAIVER. Any delay or failure of either party at any time to require performance by the other party of any provision of this Agreement shall not in any way affect the right of such party to require performance. Any waiver by either party of any breach of any provision of this Agreement shall not be construed to be a waiver of any subsequent breach or of any other right under this Agreement.

11.6 NOTICES. Any notice, request, instruction or documents required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or by courier service or sent by telex, telecopy or other telecommunication device capable of creating a written record (and promptly confirmed by hard copy delivery) to a party at the address set forth in the first paragraph of this Agreement

11.7 REPLACEMENT AGREEMENT. The parties agree that by the execution of this Agreement the First Commerce Technology, Inc. Data Processing Agreement dated August 12, 1998 is hereby replaced and superseded by this Agreement effective with the date of conversion to the CSI A Series System.

         The Customer and CSI have entered into this Agreement as of the date first above written, but have manually executed this Agreement on the dates entered below.

COMPUTER SERVICES, INC.                 SOUTHERN COMMUNITY BANK

By  /s/ [ILLEGIBLE]                     By /s/ [ILLEGIBLE]
    ------------------------               -------------------------------------
Title  President & CEO                  Title  Senior Vice President

Place Paducah, Kentucky                 Place Orlando, Florida

Date 4/27/01                            Date December 1, 2000
6/97

                                                                      CSISUP STC

                             COMPUTER SERVICES, INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                          SPECIAL TERMS AND CONDITIONS

1. It is agreed that CSI is responsible for carrying sufficient Errors and Omissions insurance as well as General Liability insurance so as to protect the viability of the company. The previously mentioned "Third Party Auditor's review" will annually show the Customer the amount of insurance CSI is carrying.

2. It is agreed that CSI is responsible for maintaining a Disaster Recovery Plan intended to protect the viability of the company in the event of a failure of any part(s) of the CSI operations center(s).

3. It is agreed that CSI will work with the Item Processing Vendor (IP Vendor) of Customer's choosing to interface the IP Vendor's systems with CSI's systems. CSI agrees to provide to the IP Vendor standard interface specifications for interfacing to the CSI systems. It will be the IP Vendor's responsibility to write programs such that they can provide data files in the format specified by CSI. CSI makes no warranty of the ability to interface the two systems.

4. It is agreed that CSI will work with the Item Processing Vendor (IP Vendor) of Customer's choosing to integrate check images from the IP Vendor's systems to the CSI Passport Desktop systems. CSI agrees to provide to the IP Vendor standard interface specifications for interfacing to the CSI Passport Desktop system, when available. It will be the IP Vendor's responsibility to write programs such that they can provide check images in the format specified by CSI. CSI makes no warranty of the ability to interface the two systems.

COMPUTER SERVICES, INC.                 SOUTHERN COMMUNITY BANK

By  /s/ [ILLEGIBLE]                         By  /s/ [ILLEGIBLE]
    --------------------------              ------------------------------------
Title  President & CEO                  Title  Senior Vice President

Place  Paducah, Kentucky                Place  Orlando, Florida

Date  4/27/01                           Date  December 1, 2000

                          COMPUTER SERVICES, INC.
                           DATA PROCESSING AGREEMENT

                       ADDENDUM - SUPPLEMENTAL AGREEMENTS

     1.  Scope

         This Addendum is part of the Computer Services, Inc., Data Processing Agreement (the "Agreement") between CSI and the Customer. All terms used in this Addendum or the Supplemental Agreements shall have the meanings attributed to them in the Agreement.

     2.  Supplemental Agreements

         The Supplemental Agreements designated below shall be incorporated into and deemed a part of the Agreement:

                                                                                                         CUSTOMER
   FORM#                                   APPLICATION                                               OFFICER INITIALS
CSISUP1.1OL                      Demand Deposit Accounting (Combined System)                               /s/
CSISUP3OL                        TDA Accounting                                                            /s/
CSISUP5.1OL                      Loan Accounting System                                                    /s/
CSISUP8OL                        Advanced General Ledger System                                            /s/
CSISUP13OL                       Magnetic Tape Credit Reporting                                            /s/
CSISUP20OL                                                                                                 /s/
CSISUP24A                        AlphaLink Interchange Processing                                          /s/
CSISUP27OL                       Revolving Credit Processing                                               /s/
CSISUP30OL                       Continuous ATM Card Issue Processing                                      /s/
CSISUP34OL                       Safe Deposit Box Accounting                                               /s/
CSISUP35OL                       Automatic Transfer System                                                 /s/
CSISUP36OL                       Automatic Clearing House                                                  /s/
CSISUP41OL                       On-Line NSF & Chargeback System                                           /s/
CSISUP50OL                       Centervoice Voice Response System Service Only Option                     /s/
CSISUP52OL                       CSI Remote Print Download                                                 /s/
CSISUP53OL                       Credit Bureau Interface                                                   /s/
CSISUP58OL                       On-Line Data Base & Central Information File                              /s/
CSISUP60OL                       Passport Account Reconciliation                                           /s/
CSISUP61OL                       EZ Spec / URSA "Report Writer"                                            /s/
CSISUP63OL                       NYCE Interchange Processing                                               /s/
CSISUP71OL                       Money Access Card (MAC) Interchange Processing                            /s/
CSISUP72OL                       Visa Check Card Processing                                                /s/
CSISUP79OL                       CSI Passport Teller                                                       /s/
CSISUP80OL                       CSINet                                                                    /s/
CSISUP86OL                       CSI Passport Platform                                                     /s/
CSISUP93OL                       Internet Banking Interface                                                /s/

     3.  Amendments

         Subject to approval by CSI, the Customer may elect to add or substitute Supplemental Agreements by notifying CSI in writing and entering into an alternative Supplemental Agreement, if appropriate.

     The undersigned agree that the foregoing Supplemental Data Processing Agreement is subject to the terms and provisions of the Data Processing Agreement between the undersigned.

COMPUTER SERVICES, INC.                 SOUTHERN COMMUNITY BANK
                                        ORLANDO, FLORIDA

By: /s/ [ILLEGIBLE]                     By: /s/  [ILLEGIBLE]
   -----------------------                  ------------------------------------
Title:  President & CEO                 Title: [ILLEGIBLE]

Date:  4/27/01                          Date:  3/10/2001

                                                             CSISUP1.1OL (10/98)

                             COMPUTER SERVICES, INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                            DEMAND DEPOSIT ACCOUNTING
                                (COMBINED SYSTEM)

PROCESSING SCHEDULE -

         Accounts will be processed Monday through Saturday, excluding bank holidays. Work received in the proper format by 7:00 p.m. (Central Time) on each business day will be available for pickup and delivery on the morning of the next business day according to the report schedule.

CHARGES -

         Charges will be made monthly for services rendered the prior month. All invoices are payable ten days net.

     Pricing will be as follows:

         MANUAL CONVERSION FEE:

               $250.00 Plus $.50 Per Account

     PROCESSING FEES   (Minimum Charge - $350.00):

         $.16 per account per month for all accounts on file at end of month

         $.016 per item processed during month

     DEPOSIT ADDITIONAL SERVICES -
         NSF/Overdraft Notices @  $.01
         Combined 1099 (Price Based On Current Forms Cost)

         NOW Account and/or Super NOW Account Option -
              Flat Monthly Fee -            $      125.00
              Per NOW Account and/or
                Super NOW Account-          $         .08

         Compensating Balance - Per IRA and/or
         Savings and/or Loans and/or Certificate and/or
         another DDA Balance Interface -    $       50.00 ea

         Cash Reserve Accounting Option -
              Minimum Charge -              $       50.00
              Per Cash Reserve Account -    $          10

         Super Cash Reserve Accounting Option:
              Minimum Charge -              $       50.00
              Per Cash Reserve Account -    $         .29

         Money Market Accounting Option -
              Flat Monthly Fee -            $      100.00
              Per Money Fund Account -      $         .08

         Cash Management/Sweep Option:
          One Account Method -
            Flat Monthly Charge -           $      100.00
            Per Account-                    $        1.00

         Multi-Account Cash Management Option:
              Flat Monthly Charge -         $      150.00
              Per Cash Management
                Account -                   $        5.00

         Multiple DDA Account Analysis Option:
              Minimum Charge -              $       35.00
              Per DDA Account -             $        1.00

         Combined Statements Option:
              Minimum Charge -              $       50.00
              Per Combined Statement -      $         .12

   DEPOSIT ADDITIONAL SERVICES: (Cont'd)
     Two Months O-L Statement History Option:
         Per DDA Account on File -          $         .03

     Twelve Months O-L Statement History Option:
         Per DDA Account on File -          $         .10

     OL Notification of Change (NOC) Through ACH System
         Per Account Change                 $         .50

     OVN EOM Statements >100                $       35.00 (Min)
                                                      .50 per stmt

     Twelve Month APA Analysis
         Per Account/Per Month              $        1.00

     Expanded Float Totals 1-9 Days
         Per Account/Per Month              $         .01

     Daily Service Charge/Interest Journal Parameter Display
         Per Account/Per Month              $         .03

     List Post Notices with Activity in Serial Number Sequence
         Per Account/Per Notice             $        1.00

BASIC PROCEDURES -

         Determination of statement cycles, service charge schedule, overdraft procedures, and other related procedures will be developed and implemented with the mutual agreement of the Customer and CSI.

     SAVINGS ADDITIONAL SERVICES-
         Interest Calculation -      $     .08 per account each
         interest pay period.  (This charge is billable at time of
         interest calculation.)    (Required Service)

         Statements (1 Part)-        $     .10 per account
                                              (Optional Service)
         Self Mailer Statements -    $     .20 per account
                                              (Optional Service)
         There are two (2) sort options for printing combined 1099 Self Mailers at year end:
                Alpha by TIN
                Zip Sequence
              (Prices will be based on current forms cost.)

         Club Accounting Option:
                Processing fees are the same as outlined above
                (included in minimum charge). Check forms are to be provided by the Customer in a format acceptable by CSI.

         On-Line Passbook Option:
                $  100.00 Minimum Charge
                $     .13 Per On-Line Account

     OPTIONAL SAVINGS PER ACCOUNT PRICING:
                $        .22 Per Account Per month includes interest
                             calculation and interest statement
                             production anytime.

              (for available reports consult the DDA User Manual)

                                                               CSISUP3OL (10/96)

                             COMPUTER SERVICES, INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                        CERTIFICATE OF DEPOSIT ACCOUNTING

PROCESSING SCHEDULE -

DAILY PROCESSING

          Updating of the Certificate of Deposit file with new and closed accounts and calculating accrued interest will be on a daily current basis, Monday through Friday. Activity entered via the CSI on-line system by the applicable input deadlines will be posted and available for pick-up and delivery on the morning of the next business day.

WEEKLY PROCESSING

          A cutoff point will be established through which all activity for processing entered to the system will be posted.

DAILY OR WEEKLY PROCESSING

          Calculation of interest on maturing certificates represented by check printing, maturity notices, etc., is performed on a weekly basis.

CHARGES -

          Charges will be made monthly for services rendered the prior month. All invoices are payable ten days net.

     Pricing will be as follows:

          CONVERSION FEES:

               $250.00 Plus $.50 Per Account

          Processing Fees: (Minimum Charge - $100.00)

               $.20 per certificate per month if processing on a daily basis.

                           or

               $.11 per certificate per month if processing on a weekly basis.

          ADDITIONAL SERVICES:

               $.01      per check printed with minimum of $10.00 per month.

               Interest checks printed by CSI, will be ordered and inventoried by CSI, but forms cost of the checks will be billed to the Customer.

               Microfiche as described in report schedule - Not separately charged if processing on a daily basis.

               Combined 1099 Self Mailers (Prices will be based on current forms cost.)

               $.05      per Premier Notice (Laser Printed) plus postage

               $.10 per Premier Notice (Front and Back Laser Printed) plus postage

BASIC PROCEDURES-

          Determination of types of certificates, interest rates, and terms will be implemented with a mutual agreement of the Customer and CSI. All non-MICR data entry to be performed by bank personnel from terminals in bank.

REPORT SCHEDULE - Daily & Weekly

     DAILY PROCESSING

          Daily Microfiche - (1 Original and 1 Copy)

               1.   Trial Balance

               2.   Unpostable Report

               3.   Miscellaneous Edit Report

               4.   File Maintenance Report

          Daily - Paper

               1.   Convert & Edit Listing

     WEEKLY PROCESSING

          Weekly - Paper

               1.   Convert & Edit Listing

               2.   Trial Balance

               3.   Unpostable Report

               4.   Miscellaneous Edit Report

               5.   File Maintenance Report

     DAILY OR WEEKLY PROCESSING

          Weekly - Paper

               1.   C/D Closed Accounts

               2.   Interest Checks

               3.   Maturity Journal

               4.   Maturity Notices

               5.   C/D New Accounts

               6.   3x5 Card (One per New or Changed Account)

          Annual -

               1.   Interest Paid Report for All Accounts

               2.   IRS Reporting on Magnetic Tape 1099

               3. Combined 1099 (Multiple Accounts Combined by Social Security Number)

                                                             CSISUP5.1OL (10/98)

                             COMPUTER SERVICES, INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                             LOAN ACCOUNTING SYSTEM

PROCESSING SCHEDULE -

          Accounts will be processed by CSI Monday through Saturday, excluding bank holidays. All new loans and loan activity received in the proper format by the applicable input deadlines on each business day will be processed overnight. Daily reports will be available for delivery on the morning of the following business day. Weekly or monthly reports will be included on the dates specified by schedule.

CHARGES -

          Charges will be made monthly for services rendered the prior month. All invoices are payable ten days net.

  Pricing will be as follows:

          MANUAL CONVERSION FEES:

               $250.00 plus $.50 per note

          PROCESSING FEES: (Minimum Charge - $350.00)

                $.50 per ILN, CLN, MLN, and RVC active account at the end of month.

                 Note: Paid out nates are charged if option to print on Trial Balance is used, but not charged if not printed.

     ADDITIONAL SERVICES:

                $.10     per transaction -
                           Auto Payment Allocation.

                $.05     per loan per month -
                         Transaction History on Paid-out Loans
                           Saved On-Line
                           (Up to 2 years)

                $.10     per Third Party Collection Item per Month

                $.05     per Third Party Collection Notice

                $.05     per Premier Notice (Laser Printed)
                         plus postage

                 Annual Interest Notices - (Prices will be based on current forms costs)

                $100     per month for Notices Sorted by Branch Code

BASIC PROCEDURES -

          Customer is responsible for maintenance of proper internal controls, reconcilement of input for each business day, and reconcilement of totals with general ledger accounts each business day.

          Selective features or options relative to minimum loan charges, past due reporting, past due notices, etc., will be implemented by mutual agreement of Customer and CSI as specified on the separate form provided for that purpose. All non-MICR data entry to be performed by bank personnel from terminals in bank.

          All loans coded with separate Report Codes ILN, MLN, CLN, or RVC will be reported on separate trial balances with separate control totals.

              (for available reports consult the Loan User Manual)

                                                                CSISUP8OL (3/94)

                             COMPUTER SERVICES, INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                         ADVANCED GENERAL LEDGER SYSTEM

PROCESSING SCHEDULE -

          Accounts will be processed Monday through Saturday, excluding bank holidays. Work received in the proper format by the applicable input deadlines on each business day will be available for pickup and delivery on the morning of the next business day according to the report schedule.

CHARGES -

          Charges will be made monthly for services rendered the prior month. All invoices are payable ten days net.

     Pricing will be as follows:

          CONVERSION FEES:

               Basic General Ledger                     $500.00
               Enter History or Budget Figures          $250.00

          PROCESSING FEES:

               General Ledger                           $   .75 Per Account or
                                                        $350.00 Minimum

          ADDITIONAL SERVICES:

               Transactions Saved On-Line:

                    Current and Prior Month - No Charge

                         Year-To-Date
                             Up to 12 Months:
                              January - December        $  .003 Per Transaction/
                                                                  Month

          Additional Reports                            $ 25.00 Per Report

                                                        $100.00 Initial Set Up
                                                                Fee Per PADS
                                                                Report

          EIS Downloads                                 $ 50.00 Month End
                                                        $150.00 Daily & EOM

BASIC PROCEDURES -

          MICR encoded activity is the standard input media for this service. Rejects will be returned to the bank for reconciliation and re-entry. Balancing of activity is the responsibility of the bank. All non-MICR data entry to be performed by bank personnel from terminals in bank.

          Activity may be entered via an in-bank CRT. Errors in the keying of the activity and the balancing of CRT entered activity is the responsibility of the bank.

          Descriptive transactions are available through an in-bank CRT or specially coded MICR documents for descriptions defined by the rank's specifications.

REPORT SCHEDULE -

BASIC G/L -

     Daily -

          1.   Report of New and F/M

          2.   Posting Trial Balance

          3.   Request Statements

          4.   Statement of Condition

          5.   Management Information Reporting

     Monthly -

          1.   Income and Expense Report

          2.   Monthly History (If YTD O-L Option not selected)

     As of Reporting -

          1.   Posting Trial Balance

          2.   Balance Sheet Average Balances For Elapsed Months

          3.   Monthly Income & Expense For Elapsed Months

OVERNIGHT G/L -

     Daily -

          1.   Statement of Condition

          2.   Income and Expense Report

               All other daily G/L Reports will be provided on microfiche on a one (1) day delayed basis.

                                                               CSISUP13OL (6/93)

                             COMPUTER SERVICES, INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                         MAGNETIC TAPE CREDIT REPORTING

PROCESSING SCHEDULE -

          Recognizing that the Customer has entered into or intends to enter into an agreement to provide certain INS data to a credit bureau, ____________, CSI agrees to provide that data on magnetic tape on a mutually agreeable date monthly. Cost of the magnetic tape and delivery of same will be borne by the credit bureau.

CHARGES -

          Charges will be made monthly for services rendered the prior month. All invoices are payable ten days net.

     Pricing is as follows:

           $   .02   Per Account

           $ 25.00   Minimum

           $100.00   Maximum

BASIC PROCEDURES -

          Data will be extracted from Customer's masterfile. Accuracy and completeness of data is the responsibility of the Customer.

                                                                      CSISUP20OL

                             COMPUTER SERVICES, INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                          INDIVIDUAL RETIREMENT ACCOUNT

PROCESSING SCHEDULE -

         Accounts will be processed by CSI Monday through Friday, excluding bank holidays. Activity received by the applicable input deadlines on each business day will be available for pickup and delivery on the morning of the next business day, according to the report schedule.

CHARGES -

         Charges will be made monthly for services rendered the prior month. All invoices are payable ten days net.

    Pricing will be as follows:

         CONVERSION FEE:

             $250.00    Plus $.50 Per Master Account

         PROCESSING FEES:

             $100.00    flat fee plus $.20 per master account,
                        per month, for all accounts on file at end of the month.

             Statement Production Fees:

             Annual:            $2.00 per master account

                        NOTE: This would include two (2) statements per master account. One being for the bank's record and maintained there, the other could be sent to the Customer for their records.

             Semi-Annual:       $1.00 per master account

             Quarterly:         $ .75 per master account

             Monthly:           $ .50 per master account

         Distribution Fees:

             Actual Checkprint:           Printed at $.01 each
                                          with a minimum of
                                          $10.00 per month.

             Stock Paper Check Listing:   Not Separately Charged

             Notices, DDA, SAV, C/D:      Not Separately Charged

             $ .05      per Premier Notice (Laser Printed) plus postage

             $ .10 per Premier Notice (Front and Back Laser Printed) plus postage

BASIC PROCEDURES -

         Interest rates, payment dates, service charges, and other processing considerations will be implemented by a mutual agreement of the Customer and CSI. All non-MICR data entry to be performed by bank personnel from terminals in bank.

REPORT SCHEDULE -

         Daily-

                  1. Convert & Edit Journal

                  2. Trial Balance

                  3. Unpostable Report

                  4. Exceptions Report, F/M, Misc.

                  5. 3x5 Cards (One Per New or Changed Accounts)

                  6. Interest Paid/Service Charge Report

                  7. Requested Cut-off Statements Stock Paper Print

         Weekly -

                  1. Exceptions Report, Excess Contribution, Need Payout Info,
                     etc.

         Monthly -

                  1. New Accounts Report

                  2. Statements, Request and Cycled

                  3. Analysis, Size, Branch, Type, Age

         Annual -

                  1. Statements

                  2. Full Listing of Accounts Approaching Payout in Upcoming
                     Year

                  3. Interest Paid/Service Charge Listing

                  4. W2P & 1099R Forms

                                                                       CSISUP24A

                             COMPUTER SERVICES, INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                        ALPHALINK INTERCHANGE PROCESSING

SERVICE DESCRIPTION -

         CSI will provide computer equipment and software to permit Customer, who is a user of the Proprietary On-Line ATM Processing service, to share automated teller machines (ATMs) with other customers subscribing for AlphaLink Interchange Processing.

BASIC PROCEDURES -

         AlphaLink Interchange transactions will be processed through Customer's ATMs and authorized against Customer's data files in an on-line environment. Customer's interchange transactions will be reported and a settlement of Customer's net position with the interchange will be entered through the Federal Reserve System under the net settlement service on a daily basis.

CHARGES -

         Charges will be made monthly for services rendered the prior month. All invoices are payable ten days net.

    Pricing is as follows:

         $ .08 Per interchange Transaction

         Pro-rata Share of Federal Reserve Net Settlement Cost

                                                                      CSISUP27OL

                             COMPUTER SERVICES, INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                           REVOLVING CREDIT PROCESSING

PROCESSING SCHEDULE -

         Accounts will be processed Monday through Saturday, excluding bank holidays. Work received in the proper format by the applicable input deadlines on each business day will be available for pickup and delivery on the morning of the next business day according to the report schedule.

CHARGES -

         Charges will be made monthly for services rendered the prior month. All invoices are payable ten days net.

 Pricing will be as follows:

    $50 per month plus

    Per Active Account (balance greater than zero)
         on file at end of month                      $ .45

    Per Inactive Account (balance equal to zero)
         on file at end of month                      $ .10

    Per Transaction (over three transactions)
         per account per month                        $ .05

BASIC PROCEDURES -

         Determination of statement cycles, annual fees, late charges, payment amount calculations and other related procedures will be developed and implemented with the mutual agreement of the Customer and CSI. All non-MICR data entry to be performed by bank personnel from terminals in bank.

REPORT SCHEDULE -

    Daily -

         1. Trial Balance

         2. Totals

         3. Unpostable Report

         4. File Maintenance Report

         5. Past Due Report

         6. 3 x 5 Cards (New & Change)

         7. Past Due Notices

         8. Expiration Date Notices

    Monthly -

         1. Statements

    Annual -

         1. Annual Interest Paid Report

         2. U. S. Government 1098 (Magnetic Media)

                                                                CSISUP30OL(1/96)

                             COMPUTER SERVICES, INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                      CONTINUOUS ATM CARD ISSUE PROCESSING

SERVICE DESCRIPTION -

         CSI will provide computer equipment and software at its computer center to extract automated teller machine (ATM) customer account file (CAF) records designated by the Customer. CSI will provide for the production and separate, mailing of an ATM card and personal identification number (PIN) for each ATM CAF record designated.

AVAILABILITY -

         CSI agrees to devote its best effort to extract Customer designated ATM CAF records, as well as provide production and delivery of ATM card(s) and PIN(s) in a timely manner, but cannot guarantee uninterrupted service.

ACTIVITY PROCESSING -

         The accuracy of data designated by the Customer to be extracted by CSI is the responsibility of the Customer. The Customer acknowledges responsibility to control and audit data processed by CSI on a timely basis.

SERVICES PROVIDED -

         CSI will extract ATM CAF records designated by the Customer. The extracted ATM CAF records will be transmitted to CSI's ATM card production provider on either a daily or weekly basis. CSI's ATM card production provider will produce an ATM card and/or PIN for each CAF designated and will mail each separately to the address on the CAF record.

CHARGES -

         Charges will be made monthly for services rendered the prior month. All invoices are payable ten days net.

         CONVERSION FEE:

             Per Institution                                            $ 450.00

         MONTHLY PROCESSING FEES:

             Base Fee (Weekly Option)                                   $  50.00

             Base Fee (Daily Option)                                    $ 150.00

             ATM Card and/or PIN Production Per CAF Record Designated   $   2.00

         All postage for ATM card and PIN mailers will be billed to the Customer on a monthly basis.

         ATM card plastic and personalized envelope costs will be the responsibility of the Customer.

         Any special insert fees in addition to the ATM card and PIN will be the responsibility of the Customer.

                                                               CSISUP34OL(11/97)

                             COMPUTER SERVICES, INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                           SAFE DEPOSIT BOX ACCOUNTING

PROCESSING SCHEDULE -

         Safe Deposit Box processing will be daily or weekly. Each update includes activity for the previous Saturday through Friday period.

CHARGES -

         Charges will be made on a monthly basis for services rendered the prior month. All invoices are payable ten days net.

    Pricing wilt be as follows:

       PROCESSING FEE:

        Minimum Charge -             Daily   - $150.00
                                     Weekly  - $ 75.00

           $ .10 per account - Daily
           $ .05 per account - Weekly

BASIC PROCEDURE -

         All activity for Safe Deposit processing to be performed by bank personnel from terminals in bank.

REPORT SCHEDULE -

         Daily -

             1. Trial Balance

             2. Transaction Journal

             3. New Accounts Report

             4. Closed Accounts Report

             5. File Maintenance Report

             6. Unpostables Report

             7. 3x5 Cards for New & Changed Data

             8. Vacant Boxes Report

             9. Sealed Boxes Report

            10. Boxes Past Due This Week

         Weekly -

             1. Trial Balance

             2. Transaction Journal

             3. New Accounts Report

             4. Closed Accounts Report

             5. File Maintenance Report

             6. Unpostables Report

             7. 3x5 Cards for New & Changed Data

             8. Vacant Boxes Report

             9. Sealed Boxes Report

            10. Boxes Past Due This Week

         Monthly -

             1. Late Notices

             2. Billing Notices

                                                                      CSISUP35OL

                             COMPUTER SERVICES, INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                            AUTOMATIC TRANSFER SYSTEM

PROCESSING SCHEDULE -

         The Transfer System is processed Monday through Saturday, excluding bank holidays. Work received in the proper format by the applicable input deadlines on each business day will be ready on the morning of the next business day according to the report schedule.

CHARGES -

         Charges will be made on a monthly basis for services rendered the prior month. All invoices are payable ten days net.

         Pricing will be as follows:

         PROCESSING FEES:

             $100.00 flat plus:

                     $ .05/ Debit and $ .05 / Credit

BASIC PROCEDURE -

         The Transfer System uses data entry on new account and change data by bank through CSI's on-line system. The system generates electronic fund transfers on pre-authorized schedules between application account files or within the same file. The system allows for same day posting to an application file unless the application is not processed daily.

REPORT SCHEDULE -

         Daily -

             1. Trial Balance

             2. Transfer System Unpostables

             3. Transfer System Miscellaneous Edit

             4. Transfer System Closed Accounts Today

             5. Transfer System File Maintenance

             6. Transfer System New Accounts Today

             7. Transfer System Transfers Today

             8. Transfers from On-Line

                                                                CSISUP36OL(6/98)

                             COMPUTER SERVICES, INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                            AUTOMATIC CLEARING HOUSE

PROCESSING SCHEDULE -

         The ACH System is processed Monday through Friday, excluding bank holidays. Transactions received in the proper format and within the Federal Reserve System Published Guidelines will be warehoused and pasted on the appropriate posting date. The posting is determined by your bank's specs whether posted the night before for credits or memo posted on the posting date.

CHARGES -

         Charges will be made monthly for services rendered the prior month. All invoices are payable ten days net.

  Pricing will be as follows:

    PROCESSING FEE: (Minimum Charge - $30.00)

         $.10 per transaction

BASIC PROCEDURE -

         All debits and credits come through the Federal Reserve System and are received at CSI via magnetic tape or transmission.

REPORT SCHEDULE -

         Daily -

             Online access to all ACH information

         Weekly -

             ACH Listings

                                                                CSISUP41OL(1/95)

                             COMPUTER SERVICES, INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                         ON-LINE NSF & CHARGEBACK SYSTEM

PROCESSING SCHEDULE -

         Accounts will be processed Monday through Friday, excluding bank holidays. Saturday processing is available only if bank has Saturday update of Demand Deposit Accounting System. DDA work received in the proper format by 7:00 p.m. (Central time) on each business day will allow the on-line NSF to be available on-line by 7:00 a.m. (Central time).

NSF CHARGES -

         Charges will be made monthly for services rendered the prior month, All invoices are payable ten days net.

  Pricing will be as follows:

     PROCESSING FEE:

         Less Than 4,000
          DDA Accounts             $100        Per Month

         4,000 DDA Accounts
           and Above               $150        Per Month

     OPTIONAL:

         NSF and Overdraft Paper Report
           out of application      $ 50        Per Month

         Combined NSF Notice
           Per Account             $.10        Per Month

CHARGEBACK CHARGES -

         Charges will be made monthly for services rendered the prior month. All invoices are payable ten days net.

  Pricing will be as follows:

     PROCESSING FEE:

         Less Than 4,000
           DDA Accounts            $100        Per Month

         4,000 DDA Accounts
           and Above               $150        Per Month

BASIC PROCEDURE -

         Determination of paying, returning and charging NSF checks to DDA accounts will be done through the on-line system by the Customer. Information helpful for making decisions related to NSF items will also be on-line. CSI will update files at a pre-determined time during the day and have files available for notices and reports to be printed in-bank by the Customer.

         When bank has finished marking overdraft decisions, a command, NSF CUT, can be transmitted from any bank terminal by persons with NSF authority in the on-line security system.

         NSF CUT will tell system that you wish the production of your NSF Reports and/or the memo posting of the transactions to take place at the next scheduled production time. Consult the DDA Users Manual for cut off times.

         The system will produce NSF Reports and memo post NSF transactions based on the cut off schedule for banks that have entered NSF CUT prior to one of the scheduled times.

         If NSF CUT has NOT been entered from a bank, the NSF Reports will be produced and the NSF transactions will be memo posted after the 3:00 p.m. cutoff.

         The Chargeback System will only be available if the bank is using the ONL NSF System option and will have multiple cut times after ONL NSF processing has been completed. .

         Chargeback Notices will be printed in-bank on the same day decisions are made, as well as Management Reports that provide a list of all items returned and fees accessed.

REPORT SCHEDULE -

      Daily Retrieval through On-Line

          NSF Notices
          Final Overdraft Report
          ONL/NSF Return Items Report
          ONL/NSF Recap

          Recap of Chargebacks
          Cash Letter Listing
          Chargeback Notices

                                                               CSISUP50OL(11/98)

                             COMPUTER SERVICES, INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                        CENTERVOICE VOICE RESPONSE SYSTEM
                               SERVICE ONLY OPTION

SERVICE DESCRIPTION - CSI -

         CSI will provide computer equipment and software at its computer center to provide the Voice Response System. Inquiry into the bank's customer accounts will be provided through this system connected to the bank's on-line data files. The information provided will include but not be limited to the following information:

                  DDA Balances
                  SAV Balances
                  Specific Checks (Within Current Statement Cycle) Specific Deposits (Within Current Statement Cycle) DDA item inquiry (Within Current Statement Cycle) SAV Item Inquiry (Within Current Statement Cycle) Loan Payoffs (LNS System Only)
                  COD Balance, Rate and Maturity

AVAILABILITY -

         CSI agrees to devote its best effort to having the system available on a continuous basis, seven (7) days a week, but cannot guarantee immediate and uninterrupted service.

EQUIPMENT & SOFTWARE -

         Customer must also be on-line with CSI and Customer is responsible for all phone line charges incurred to provide this service.

CHARGES -

         Charges will be made monthly for services rendered the prior month. All invoices are payable ten days net.

    Pricing Will be as Follows:

         CONVERSION FEES:

                  $1,000 Per Bank

         PROCESSING FEES: (Minimum Charge - $300.00)

                  $  .01 Per Transaction

         PHONE LINE CHARGE:

                  $  .10 Per Minute (includes an 800 number for the bank)

CENTERVOICE +

         Additional                   $100.00 per month
         Fax Statements               $.50 per fax page
         Transfer to Bank             $.10 per minute

                                                              CSISUP 52OL (6/00)

                             COMPUTER SERVICES, INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                            CSI REMOTE PRINT DOWNLOAD

BASIC PROCEDURES

         CSI provides daily downloading of the bank's print image files. This requires a Windows 95/98 PC or Windows NT Server, whose specific station address is pre-defined by CSI. This assures the security of the file transfers to a specific PC in your bank, which is password protected. The CSIRP software should be kept in operation at all times including nights and weekends on a PC dedicated solely to the CSIRP system to insure availability for CSI to transmit reports at any time during CSI processing hours.

         Any PC capable of running the Windows 95/98 or Windows NT operating system can be used. The PC will need a minimum of 10 MB of available storage for the software. Additional space storage will be needed for the bank's print files. The system needs a minimum of 4 times a single day's report volume. This can be estimated by multiplying the number of total customer accounts for all applications by 750 for a single day's volume, and multiplying that number by 4. This allows the system to store 2 days of information. The bank can elect to store any number of additional days of CSI print files, if desired. This data is available for printing and limited viewing of the reports at the bank.

         CSI's Quicknet environment with TCP/IP is required.

         Print files will be available to the bank by 8:00 a.m. or earlier each day.

SYSTEM FEATURES

-        Download of print files

-        Storage of prior day report files

-        Limited report viewing capability for stored reports

- Selected report printing of stock paper reports during the download process

- Designate any LAN/WAN printer for each report to be printed during the download

CHARGES

         Charges will be made monthly for services rendered the prior month. All invoices are payable ten days net.

    INSTALLATION FEE: (ONE-TIME)

       CSIRP Installation Fee         $500

    PROCESSING FEE:

       CSIRP download software        $50 per month

SYSTEM REQUIREMENTS

Windows 95/98 PC or NT Server
CSI Quicknet
PC Anywhere Dialup Software

BANK RESPONSIBILITIES

         CSI will no longer print any stock paper or special forms or provide microfiche for archiving purposes.

CSI SPECIAL FORMS PRINT OPTION

         The bank may elect to have CSI continue to print special forms and statements. The bank will be billed a monthly surcharge of 1.5% of the processing charges for DDA, Savings, COD, IRA, Loans and General Ledger, with a monthly minimum of $20 per application, for no less than five (5) applications. The bank will still be responsible for printing any stock forms it may desire.

ACKNOWLEDGMENT: INDEMNIFICATION

         The customer acknowledges and agrees that CSI is only providing print image files and software for the customer to download to the bank. Any additional processing or archiving of these files is the bank's responsibility. The customer specifically acknowledges, without limitation, the applicability of it's obligation pursuant to the Data Processing Agreement to hold harmless, defend and indemnify CSI against any claims, actions, and demands.

                                                               CSISUP53OL(5/95)

                             COMPUTER SERVICES, INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                             CREDIT BUREAU INTERFACE

PROCESSING SCHEDULE -

         Retrieval of Credit Bureau Information from Trans Union and/or Equifax will be available from any on-line terminal in the bank during the hours as contracted under the bank's on-line Data Base & Central Information File Supplemental Agreement. This information will be displayed on the terminal or can be printed in the bank from an on-line printer.

CHARGES -

         Charges will be made monthly for services based on the number of credit inquiries processed through CSI for the Customer the prior month. All invoices are payable ten days net.

         Pricing Per CREDIT BUREAU INTERFACE is as Follows:

          Monthly Minimum:       $50 for one Credit Bureau
               or                $75 for two Credit Bureaus

          Processing Fee:

                  #
             Transactions            Price
First         299                  $.50 ea.
Next          199                  $.45 ea.
Next          199                  $.40 ea.
Next          199                  $.35 ea.
Next          199                  $.30 ea.
Next          199 & Over           $.25 ea.

BASIC PROCEDURES -

         Transmission of a properly completed Credit Check Screen will allow direct access to the Trans Union and/or Equifax credit reporting network through CSI's on-line system. The reports will be returned either to an on-line terminal or an on-line printer.

REQUIREMENTS -

         Customer must be on-line with CSI and a member of the Trans Union and/or Equifax Credit Bureau.

ACKNOWLEDGEMENT; INDEMNIFICATION -

         The Customer acknowledges and agrees that CSI is only providing the electronic interface between the Customer and Trans Union and/or Equifax for the purpose of the Customer's accessing Trans Union and/or Equifax Credit Bureau Information and that CSI is not responsible to the Customer or any bank credit customers of the Customer or any other person for the content of any Credit Bureau Information so accessed by the Customer. In this regard, the Customer specifically acknowledges, without limitation, the applicability of its obligation pursuant to the Data Processing Agreement to hold harmless, defend and indemnify CSI against third party claims, actions and demands.

                                                               CSISUP58OL(12/99)

                             COMPUTER SERVICES, INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                  ON-LINE DATA BASE & CENTRAL INFORMATION FILE

SERVICE DESCRIPTION -

         CSI will provide computer equipment and software at its computer center to allow connecting terminals located where designated by the Customer for purposes of accessing account data, accessing the central information files, memo posting balance changes, capturing file maintenance activity and/or capturing transaction activity for applications processed under other Supplemental Agreements. The Customer will provide the terminals, control units, if necessary, modems, and the data communication phone line(s) from the terminal location(s) to CSI's computer center.

AVAILABILITY SCHEDULE -

         CSI will operate the on-line network over periods defined as follows (NOTE: All times are Central Time.):

                        ACCOUNT ACCESS           DATA CAPTURE
                        & MEMO POSTING         NEW ACCOUNTS ETC.
                         AVAILABILITY            AVAILABILITY

                       BEGIN       END         BEGIN         END
                     ---------   --------    ---------    ---------
ALL WEEKDAYS         7:00 a.m. - 9:00 p.m.   7:00 a.m. to 9:00 p.m.
EXCEPT FRIDAY

FRIDAY               7:00 a.m. - 9:00 p.m.   7:00 a.m. to 9:00 p.m.

SATURDAY             7:00 a.m. - 5:00 p.m.   7:00 a.m. to 5:00 p.m.

NOTE: NEXT BUSINESS DAY CUTOVER IS 5:00 P.M. DAILY

         The on-line files will be refreshed during the early morning hours usually between midnight and 7:00 a.m. These files will be cutover to the new day as they become available.

         Data capture of new accounts, etc., will be available during the hours as defined in the chart above. At the hour as stated above we will cutover the capture to a new day such that anything entered after the cutover hour will automatically be stored for the next processing day.

         CSI agrees to devote its best efforts to having the system available according to the above schedule but cannot guarantee immediate and uninterrupted access through the on-line computer system during the specified times. It will be necessary to make an exception to the availability schedule for routine and emergency hardware and software maintenance, project testing, etc. The Customer agrees that off-line back-up procedures are necessary in the event that the on-line system is not available and further agrees to make provisions for such back-up procedures.

DATA PREPARATION, TRANSMISSION & CAPTURE -

         The accuracy of data transmitted through the on-line network and captured on CSI's equipment is the responsibility of the Customer. CSI agrees to provide reasonable controls and audit trails of such data but cannot guarantee complete no-fail processing of such data. The Customer agrees that audit trail of transactions from its own equipment is necessary and further agrees to provide such audit trail. The Customer is responsible for the software necessary to operate the terminal(s) and to provide message formats acceptable to CSI's data capture network requirements.

EQUIPMENT-

         The Customer agrees to pay for all equipment and data communication phone line(s) necessary to connect to CSI's computer. Such equipment may include, but not necessarily be limited to terminal devices for the entry and retrieval of data, modems for connecting to the phone lines, controllers, concentrators and multiplexers as may be necessary by the Customer's desire to have more terminals or as necessitated by the choice of terminals or as dictated by response time requirements. It is understood that the expansion of the terminal and related equipment is at the option of the Customer as it relates to its convenience and method of doing business. However, the selection of brand of terminal equipment and the message formats of the equipment at the Customer's location(s) must be approved by CSI for compatibility.

CHARGES -

         Charges will be made monthly for services rendered the prior month. Number of accounts will be those on file at the end of the month. All invoices are payable ten days net.

    Pricing will be as follows:

         CONVERSION FEE:

                  Phone Line Installation Charges - Actual costs from telephone company. (Quote provided will be based upon needs.)

         ON-LINE PROCESSING FEES:

Per Account on the On-Line Data Base       $   .05
  (DDA and Savings accounts must be
  on-line as a minimum.)
First 100 on-line terminals                $ 22.50 ea.
Terminals 101-200                          $ 18.00 ea.
Terminals 201 and over                     $ 15.00 ea.
Extended Hours Coverage Option
  Per On-Line Data Base Account            $   .01

         Extended Coverage includes On-Line usage and access for Sunday. Data Capture, New Accounts, etc., after normal hours, as outlined in the Service Description section, will be posted on the next business day's update.

         CSI will coordinate the installation of telephone circuits to the appropriate telephone service supplier, will receive billing for that service and re-bill the applicable cost to the Customer on a monthly basis.

CIF CONVERSION PREPARATION -

         The Customer agrees to provide adequate manpower to review CIF scrub listing and to make corrections for compliance with CIF standards via the on-line system in a timely manner. CSI agrees to perform its automated CIF scrub routines twice and to provide the scrub listings to the Customer. In addition, CSI will provide instruction to Customer personnel to assist in the conversion process.

                               (continued on back)

CHARGES -

         Charges will be made monthly for services rendered the prior month. Number of accounts will be those on file at the end of the month. All invoices are payable ten days net.

   Pricing will be as follows:

         CONVERSION FEE:

            $1,500.00 Fee to Automate CIF Scrubs & File Creation

         CIF PROCESSING FEES (Minimum Charge - $ .00):

   Per Base CIF Account (Open Accounts
   and Marketing Modules)                       $   .05

ADDITIONAL SERVICES:.

   History Module Option
      Per Closed Account                        $   .02

   Remarks Module Option
      Per Remark                                $   .02
      Minimum Charge                            $100.00

   CIF Auxiliary Accounts Link
   (posted by 10th of month)
      Interface Charge Per Vendor               $ 1,500
      Per Balanced Refreshed                    $   .10
      Per CIF Auxiliary Account                 $   .02
      Monthly Minimum                           $150.00

      Daily CIF Maintenance Report
      Per Month                                 $   150

                       (for available reports consult the
                           On Line & CIF User Manual)

                                                               CSISUP60OL(10/00)

                            COMPUTER SERVICES, INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                        PASSPORT ACCOUNT RECONCILIATION

PROCESSING SCHEDULE

         The Account Reconciliation Program is a PC based program for building, storing, and maintaining a database representing Issued, Paid, and Outstanding Items on an account basis. Issued/paid checks can be downloaded from host based DDA, AGL and COD applications. Items processed at CSI will be available the following business day for downloading to your bank.

SYSTEM REQUIREMENTS

         Windows 95/98 PC or NT Server
         CSI Quicknet

CHARGES

         Charges will be made monthly for services rendered the prior month.

   Pricing will be as follows:

         One Time Software License:

               $995.00


         Monthly Processing Fee:

             $ .005    Per transaction per month
             $50.00    Monthly Minimum

                                                               CSISUP61OL(9/98)

                            COMPUTER SERVICES, INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                          EZ SPEC/URSA "REPORT WRITER"

PROCESSING SCHEDULE -

         Report Writer will be available Monday through Saturday, excluding bank holidays. Report files will be accessible in a minimum of 15 minutes for individual applications and 30 minutes for relational reporting. Relational non-scheduled reports (reports generated from data in multiple applications) will be available after the first five (5) working days of the month.

         Reports generated from data in individual application files may be produced on Demand or by using the Pre-scheduled option, which is a re-occurring report or a report scheduled for a future date. All individual application reports produced from EOM files must be Pre-scheduled (or pay a surcharge, see non-scheduled reports below), and will be available no later than 8:00 a.m. CT on the second business day following month end.

CHARGES -

         Charges will be made monthly for services rendered the prior month. All invoices are payable ten days net.

   Pricing will be as follows:

      PROCESSING FEES:

Monthly Bundle
 (25 Reports)          $ 200   (must be established in the Bank Control Record)

Reports in Excess
 of Bundle Limits      $  10   per Report

If Bundle Pricing
 not in effect         $  50   per Report

Non-Scheduled reports
on first working day
of the month           $ 100   per Report

BASIC PROCEDURES -

         Reports will be customized and written in bank and printed in bank. Report specifications can be saved in private directories. Options are available for flexible report formats and sorting, headings, field formatting and mathematical formulas. Reports can be scheduled to run on a re-occurring basis, a future date, overnight, and same day.

REPORT SCHEDULE -

   Same Day
   Overnight
   Future Date
   Re-occurring

                                                               CSISUP63OL(7/99)

                                                 COMPUTER SERVICES, INC.
                                         SUPPLEMENTAL DATA PROCESSING AGREEMENT
                                              NYCE INTERCHANGE PROCESSING

SERVICE DESCRIPTION -

         CSI will provide computer equipment and software to permit Customer, who is a user of the CSI Proprietary On-Line ATM Processing or Card Issue Only service, to share transactions with other institutions in various network ' interchanges under agreement Customer has entered with NYCE.

BASIC PROCEDURES -

         Interchange transactions will be processed through Customer's NYCE Devices (i.e. ATMs/POS terminals) and/or authorized against Customer's data files by CSI. Customer's interchange transactions will be reported and a settlement of Customer's net position with the interchange will be entered through the Federal Reserve System under the ACH Service on a daily basis. Customer's net settlement position will be calculated from data provided by NYCE and/or its agent to CSI. CSI cannot guarantee the accuracy of the data provided by NYCE or NYCE's agent and the resulting settlement position calculation and therefore assumes no responsibility for the accuracy of the data furnished to CSI by NYCE. Customer hereby agrees to indemnify and hold CSI harmless from any error or omission and the damages resulting therefrom if it is reasonably determined that the error or omission was a result of errors in data furnished to CSI.

CHARGES -

         Charges will be made monthly for services rendered the prior month. All invoices are payable ten days net.

         Pricing is as follows:

            $    .08    Per Interchange Transaction

            $ 215.00    Interchange/Interface Support

            Pro-rata Share of Federal Reserve
            Net Settlement Cost

PENALTIES -

         The Customer acknowledges that various networks may assess penalties for non-compliance with network standards as defined from time to time in their operating rules. Customer further acknowledges its liability for penalties assessed against itself or CSI because of Customer's failure to comply with the network standards.

                                                               CSISUP71OL (7/95)

                             COMPUTER SERVICES, INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                 MONEY ACCESS CARD (MAC) INTERCHANGE PROCESSING

SERVICE DESCRIPTION

         CSI will provide computer equipment and software to permit Customer, who is a user of the CSI Proprietary On-Line ATM Processing or Card Issue Only service, to share transactions with other institutions under agreement Customer has entered with MAC.

BASIC PROCEDURES

         Interchange transactions will be processed through Customer's ATM terminals and/or authorized against Customer's data files by CSI. Customer's interchange transactions will be reported and a settlement of Customer's net position with the interchange will be entered through the Federal Reserve System under the ACH Services on a daily basis. Customer's net settlement position will be calculated from data provided by MAC and/or its agent to CSI. CSI cannot guarantee the accuracy of the settlement data provided by MAC or MAC's agent and therefore assumes no responsibility for the accuracy of the data furnished. Customer hereby agrees to indemnify and hold CSI harmless from error or omission and the damages resulting therefrom if it is reasonable determined that the error or omission was a result of errors in data furnished to CSI.

MAC PRODUCT CHANGES

         From time to time MAC will make changes to their network operating rules. Any costs incurred by CSI associated with making required technical changes to support MAC operating rule changes may be prorated and passed on to the CSI MAC user base.

CHARGES

         Charges will be made monthly for services rendered the prior month. All invoices are payable ten days net.

     One Time Charges:

       Set up and implementation          $ 1,000

     Monthly Charges:

       Interchange/interface support      $   200

       Per interchange transaction        $   .08

PENALTIES

         The Customer acknowledges the MAC network may assess penalties for non-compliance with network standards as defined from time to time in their operating rules. Customer further acknowledges its liability for penalties assessed against itself or CSI because of Customer's failure to comply with the network standards.

                                                              CSISUP72OL (11/00)

                             COMPUTER SERVICES, INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                           VISA CHECK CARD PROCESSING

SERVICE DESCRIPTION

         CSI will provide computer equipment and software to permit Customer, who is a user of the CSI Proprietary On-Line ATM Processing or Card Issue Only service, to perform debit transactions on Visa designated devices. These transactions will be controlled by the Operating Rules of Visa as to type and duration of service. Customer agrees to be responsible for complying with all Visa rules and regulations as they may apply to Customers use of this service.

BASIC PROCEDURES

         Visa debit transactions will be authorized against Customer's data files by CSI. CSI will provide holds, transaction matching, and funds settlement for the debit transactions. Customers debit transactions will be reported and a settlement of Customer's net position with Visa will be entered through the Federal Reserve System or an account with a financial institution, designated by CSI, under the ACH Service on a daily basis. Customer's net position will be calculated from data provided by Visa and/or its agent to CSI. CSI can not guarantee the accuracy of the data provided by Visa or Visa agent and the resulting settlement calculation and therefore assumes no responsibility for the accuracy of the data furnished to CSI by Visa. Customer hereby agrees to idemnify and hold CSI harmless from any error or omission and the damages resulting therefrom if it is reasonably determined that the error or omission was a result of errors in data furnished to CSI.

PASS THROUGH CHARGES

         Customer agrees to pay all one time and monthly recurring charges from Visa for use of the Visa Check Card service. From time to time Visa may require changes.

         Any expenses that CSI may incur because of Visa required product changes may be prorated and charged to the CSI product user base.

         Customer agrees to pay all one time and monthly recurring charges from NYCE or other CSI designated organization for Visa sponsorship and Visa quarterly report preparation.

CHARGES

         One time charges are due and payable upon supplemental signing.

                       $2500          Implementation and Setup

Charges will be made monthly for services rendered the prior month. All invoices are payable ten days net.

                       $.16           Per Transaction
                       $.18           Per Card Account File

                       $200      Monthly Minimum

Exception item Handling:

                       $2.00     Per Draft Retrieval Request/Fee Collection Item

                       $15.00    Per Outgoing Chargeback/Presentment

                       $15.00    Per Incoming Chargeback/Presentment

                       $20.00    Lost/Stolen Card Report

These exception item charges are for CSI handling/data-entry of exception items.

PENALTIES

         The Customer acknowledges the Visa network may assess penalties for non-compliance with network standards as defined from time to time in their operating rules. Customer further acknowledges its liability for penalties assessed against itself or CSI because of Customer's failure to comply with the network standards.

                                                                      CSISUP79OL

                             COMPUTER SERVICES INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                               CSI PASSPORT TELLER

DESCRIPTION:

Computer software products and related documentation for use on microcomputers for teller automation. In addition, CSI will provide computer equipment and software at its computer center to support an on-line micro computer using CSI Passport Teller On-Line Teller Machine System. Memo posting on-line data files and accessing the central information file will be provided by CSI under the terms of this agreement.

CHARGES:

Charges will be made monthly for services rendered the prior month. All invoices are payable ten days net. Pricing will be as follows:

Monthly Processing Fees:
Per Teller Station     $12.00

One Time Charges:
Initial purchase;

$2,500.00 Initial Setup Fee - First Location

$1,500.00 Initial Setup Fee - Additional Location(s)

$ 600.00 Per Unit Software Cost
$ (100.00) Deduction if sold with CSI supplied CPU, monitor and printer

Upgrade or Additional purchase:

$1,500.00 Setup Fee - Per Location

The following fees can be deducted from the per location set-up fee if the services are not used.

         $   300.00 - Training

         $   300.00 - Installation

         $   900.00 - On-site support
         (up to 3 days - $300.00 per day)

$ 600.00 Per Unit Software Cost

$ (100.00) Deduction if sold with CSI supplied CPU, monitor and printer

AVAILABILITY:

The on-line system will be available in accordance with availability schedule outlined in On-Line Memo Posting and Data Capture Supplemental Agreement.

EQUIPMENT:

The customer agrees to pay for all equipment used to connect the bank's microcomputer(s) to the CSI host system. Such equipment may include but not necessarily be limited to the modems, multiplexers, etc., as may be necessitated by the Customer's response time requirements. However, the selection of brand and model of equipment at the Customer's location(s) must be approved by CSI for compatibility.

ACTIVITY PROCESSING:

The accuracy of data transmitted from the bank's microcomputer and captured on CSI's equipment is the responsibility of the Customer. CSI agrees to provide reasonable controls and audit trails of such data, but cannot guarantee complete no-fail processing. The Customer acknowledges that audit trail of transactions from its own equipment is necessary and agrees to provide such audit trail.

SOFTWARE:

Subject to the terms and conditions of the Agreement, effective upon payment of sums due, CSI hereby grants to the Customer the following and no other rights and licenses:

         A non-exclusive, non transferable right and license to use, in object code only, the software program(s) ("Subject Programs") through which any of the services subject to Supplemental Agreements are provided by CSI to the Customer, for the sole purposes contemplated by this Agreement.

No modification or preparation of derivative works of Subject Programs whatsoever is permitted. The Customer may not copy, modify or adapt any portion of the Subject Programs provided by CSI. CSI is not responsible for any adaptations, or the compatibility of any software, equipment or service with such adaptations.

CONFIDENTIALITY OF SUBJECT PROGRAMS; PROTECTION AND SECURITY:

CSI shall use all reasonable efforts to protect and defend the proprietary nature of the Subject Programs. Except as expressly provided otherwise in this Agreement, the customer shall not copy, modify, transcribe, store, translate, sell, lease or otherwise transfer or distribute any of the Subject Programs (including enhancements thereto), in whole or in part, without prior authorization in writing from CSI.

All Subject Programs shall be marked with such copyright, patent or other notices, proprietary legends, or restrictions as CSI may require. The Customer agrees not to remove or destroy any proprietary markings, confidential legends or copyright notices placed upon or contained within the Subject Program or any related material.

The customer agrees to return promptly to CSI upon the earlier of the expiration of the term of this Agreement, or discontinuance of use, all Subject Programs, copies thereof and related materials.

                             [PASSPORT TELLER LOGO]
                                LICENSE AGREEMENT

BRANCHES                                                 # TELLER         INSTALL
(Authorized site locations):                             STATIONS         DATE
1. _______________________________________________    ______________    ____________

2. _______________________________________________    ______________    ____________

3. _______________________________________________    ______________    ____________

4. _______________________________________________    ______________    ____________

5. _______________________________________________    ______________    ____________

6. _______________________________________________    ______________    ____________

7. _______________________________________________    ______________    ____________

8. _______________________________________________    ______________    ____________

9. _______________________________________________    ______________    ____________

10. ______________________________________________    ______________    ____________

BANK NAME:_________________________________________________________________

BY: ____________________________________________________

TITLE: _________________________________________________

DATE: __________________________________________________

                                                               CSISUP80OL(10/00)

                             COMPUTER SERVICES, INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                                     CSINET

PROCESSING SCHEDULE -

         Retrieval of Internet information will be available from any on-line PC equipped with Internet browser software in the bank. This information will be displayed on the Customer's PC or printed in the Customer's bank from any printer.

CHARGES -

         Charges will be made monthly for services based on the volume of information sent and received through CSI for the Customer the prior month. Volume is measured in bytes with a single unit equal to one billion bytes (one {"GB"}). (AH invoices are payable ten days net.)

Unit price is as follows:

         Monthly Minimum:     $100.00

         Processing Fee:

0 GB through 5GB              $100.00 per GB
>5 GB through 15 GB           $ 50.00 per GB
>15GB                         $ 25.00 per GB

         This pricing includes ten email accounts at no additional cost.

         Each additional email account (greater than 10) will be billed at $4.50 per account per month.

         Prices not subject to normal processing discounts.

         Prices subject to change with thirty (30) days notice.

         CSINet Agreement can be cancelled at any time with thirty (30) days notice.

SERVICE DESCRIPTION -

         CSI agrees to provide and maintain a dedicated high-speed Internet connection and to protect this connection through the installation and continued maintenance of a "Firewall" configured for the purpose of restricting undesirable traffic. CSI further agrees to install and maintain monitoring software for the purpose of restricting access to pornographic and other inappropriate sites, and to generate reports to help monitor and manage usage.

REQUIREMENTS -

         Customer must be on-line with CSI and meet these minimum requirements:

         1.       Utilization of the TCP/IP communications protocol

         2.       Personal Computers with Windows NT, Windows 95/98 or later

         3. A Browser (Netscape 4.01 or later or (Internet Explorer 4.01 or later), including those with built-in dialer/IP support

ACKNOWLEDGMENT; INDEMNIFICATION -

         The Customer acknowledges and agrees that CSI is only providing the electronic interface between the Customer and CSI for the purpose of the Customer's accessing the Internet and that CSI is not responsible to the Customer or any other person for the content of any information so accessed by the Customer. In this regard, the Customer specifically acknowledges, without limitation, the applicability of its obligation pursuant to the Data Processing Agreement to hold harmless, defend and indemnify CSI against third party claims, actions and demands.

                                                                CSISUP86OL(5/99)

                             COMPUTER SERVICES INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                              CSI PASSPORT PLATFORM

DESCRIPTION -

         Computer software products and related documentation for use on microcomputers for the purpose of deposit account automation. In addition, CSI will provide computer equipment and software at its computer center to support an on-line microcomputer using the CSI Passport Platform system. Memo posting on-line data files, accessing the central information file, and capturing file maintenance activity for posting to batch applications will be provided by CSI under the terms of this Agreement.

CHARGES -

         Charges will be made monthly for services rendered the prior month. All invoices are payable ten days net.

         Pricing will be as follows:

         MONTHLY USAGE AND MAINTENANCE FEE:

         Per Platform Station           $    50.00

         ONE TIME CHARGES:

         *Initial purchase:

         License                        $ 5,000.00

         Training /Implementation       $ 2,500.00

         *Holding Company pricing is available. Contact Product Marketing for details.

AVAILABILITY -

         The on-line system will be available in accordance with availability schedule outlined in On-Line Memo Posting and Data Capture Supplemental Agreement.

 EQUIPMENT -

         The Customer agrees to pay for all equipment used to connect the bank's microcomputer(s) to the CSI host system. Such equipment may include but not necessarily be limited to the modems, multiplexers, etc., as may be necessitated by the Customer's response time requirements. However, the selection of brand and model of equipment at the Customer's location(s) must be approved by CSI for compatibility.

FORMS -

         The use of electronic forms in the Passport Platform system is not part of this Agreement. If electronic compliance forms are used, the Bank must license the use of the forms directly from an approved forms vendor. Electronic forms may periodically require updates. CSI will make available updated forms within 90 days of receipt of forms changes from approved vendor.

ACTIVITY PROCESSING -

         The accuracy of data transmitted from the bank's microcomputer and captured on CSI's equipment is the responsibility of the Customer. CSI agrees to provide reasonable controls and audit trails of such data, but cannot guarantee complete no-fail processing. The Customer acknowledges that audit trail of transactions from its own equipment is necessary and agrees to provide such audit trail.

SOFTWARE -

         Subject to the terms and conditions of the Agreement, effective upon payment of sums due, CSI hereby grants to the Customer the following and no other rights and licenses:

        A non-exclusive, non transferable right and license to use, in object code only, the software program(s) ("Subject Programs") through which any of the services subject to Supplemental Agreements are provided by CSI to the Customer, for the sole purposes contemplated by this Agreement.

         No modification or preparation of derivative works of Subject Programs whatsoever is permitted. The Customer may not copy, modify or adapt any portion of the Subject Programs provided by CSI. CSI is not responsible for any adaptations, or the compatibility of any software, equipment or service with such adaptations.

CONFIDENTIALITY OF SUBJECT PROGRAMS;
PROTECTION AND SECURITY -

         CSI shall use all reasonable efforts to protect and defend the proprietary nature of the Subject Programs. Except as expressly provided otherwise in this Agreement, the Customer shall not copy, modify, transcribe, store, translate, sell, lease or otherwise transfer or distribute any of the Subject Programs (including enhancements thereto), in whole or in part, without prior authorization in writing from CSI.

         All Subject Programs shall be marked with such copyright, patent or other notices, proprietary legends, or restrictions CSI may require. The Customer agrees not to remove or destroy any proprietary markings, confidential legends or copyright notices placed upon or contained within the Subject Program or any related material.

         The Customer agrees to return promptly to CSI upon the earlier of the expiration of the term of this Agreement or discontinuance of use, all Subject Programs, copies thereof and related materials.

                                                                      CSISUP93OL

                             COMPUTER SERVICES INC.
                     SUPPLEMENTAL DATA PROCESSING AGREEMENT
                           INTERNET BANKING INTERFACE

SERVICE DESCRIPTION:

         CSI will provide host access to the Bank's customers for the purpose of Internet Banking. The information may include:

         -        DDA balances

         -        DDA statement activity (current and previous month)

         -        SAV balances

         -        SAV statement activity (current and previous month)

         -        LNS balances

         -        IRA balances

         -        Transfers between DDA and SAV

PROCESSING SCHEDULE:

         On-line interface for upload of data from CSI to will be available on a continuous basis seven (7) day a week. CSI agrees to devote its best efforts to having the system available according to the above specified time, but cannot guarantee immediate and uninterrupted access.

SECURITY:

         Communication lines and equipment between CSI and the Internet Banking Vendor are owned and/or supported by the Vendor. At CSI's recommendation, the Vendor has agreed to utilize encryption routers on the public frame relay line installed between CSI and Vendor. In addition, CSI has required the use of a Password scheme that required 8 digits, alpha/numeric and case sensitive for client access.

CHARGES:

         Charges will be made monthly for services rendered the prior month. All invoices are payable ten days net. Pricing will be as follows:

One Time Fees:
 Installation                  $1,500.00

Monthly Processing Fees:
 Interface                     $  150.00

Data Comm Connections          $  112.50
 (5 station addresses at       $   22.50 each)